                                                            Exhibit 10.4
                                                            ------------


THIS DEVELOPMENT AGREEMENT dated the 29th day of December, 1999

BETWEEN:

                           CANDEREL MANAGEMENT INC.

                         (hereinafter "the Developer")

AND:

                         ENTRUST TECHNOLOGIES LIMITED

                            (hereinafter "Entrust")

WHEREAS Entrust and the Developer have prepared the Project Definition Binder, pursuant to which the parties now enter into this Development Agreement;

WHEREAS the Developer will design and build the Premises pursuant to the terms of this Development Agreement; and

WHEREAS Entrust has agreed to lease the Premises on the terms and conditions of the Lease Agreement to be executed concurrently with this Development Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, conditions and undertakings in this Development Agreement, the Developer and Entrust covenant and agree as follows:

                                   SECTION 1
                                   ---------
                                   RECITALS
                                   --------

The recitals set out above are true and correct.

                                   SECTION 2
                                   ---------
                                  DEFINITIONS
                                  -----------

In this Development Agreement:

"Base Building Core & Shell" means the structures, facilities and improvements described in the Project Definition Binder as being the Landlord's responsibility to provide on its own behalf including, without limitation, the Exterior Building Amenities, as amended during the course of development under and subject to this Development Agreement.

"Building" means the turnkey office building to be constructed under and subject to the terms of this Development Agreement, consisting of approximately 146,100 square feet of total floor rentable area.

"Business Day" means a day on which the Land Registry Office for the Land Titles Division of Ottawa-Carleton is open for business with the public.

"Commencement Date" has the meaning ascribed to it in the Lease Agreement.

"Construction Lien Act" means the Construction Lien Act, R.S.O. 1990, c. C.30, as amended.

"Construction Plans and Specifications" means the final plans and specifications for the Base Building Core & Shell.

"Delay Days" means the calendar days of delay beyond the date of Substantial Performance of the Base Building Core & Shell and the Tenant Fit-Up.

"Development Schedule" means the schedule annexed to this Development Agreement as Schedule "2", as amended by the Developer from time to time (provided that no amendment may reduce the period of time for any action to be taken by Entrust unless Entrust otherwise agrees in writing).

"Entrust Delay" means delays arising directly or indirectly out of acts or omissions by Entrust or any person for whom Entrust is responsible in law, including, without limitation, delays arising from change orders, the specifications imposed (except to the extent specifically set forth in the Project Definition Binder) or materials or equipment selected by Entrust or Entrust's failure to take any action within the time contemplated by the Development Schedule.

"Exterior Building Amenities" means the structures, facilities and improvements exterior to the Building:

(i)  described in the Project Definition Binder; and / or

(ii) set forth in the Site Plan,

including, without limitation, landscaping, parking, paving, striping, curbing, grading and drainage, exterior lighting, flagpoles and signage to the extent:

(i)  described in the Project Definition Binder; and / or

(ii) set forth in the Site Plan.

"Force Majeure Delay" excludes Entrust Delay and means delays caused by:

(i) acts of God, war, civil commotion, fire, flood or other casualty, government regulations not in effect on the date of this Development Agreement and labour disputes (other than those limited to the site of the Building;

(ii) inability to obtain materials, goods, equipment, service, utility or labour, inability to procure any licence or permit or unusual delay by common carrier, provided that the Developer has exercised commercially reasonable efforts and has diligently attempted to avoid and to mitigate such cause(s) of delay; and

(iii) other matters beyond the reasonable control of the Developer, provided that the Developer has exercised commercially reasonable efforts and has diligently attempted to avoid and to mitigate such cause(s) of delay.

"General Conformity Plans and Specifications" has the meaning ascribed to it in subsection 3.3(b).

"Lands" means the parcel of land in the City of Kanata, Ontario described in Schedule "l", consisting of approximately 11.58 acres.

"Lease Agreement" means the lease agreement being executed by the parties contemporaneously with, and collateral to, this Development Agreement, pursuant to which Entrust is leasing the Land and the Building.

"Owner" means 3559807 CANADA INC.

"Owner's Mortgagee" means any mortgagee of the Owner holding a mortgage of the Lands or holding a mortgage of a ground lease granted by the Owner in respect of the Lands.

"Preliminary Plans and Specifications" means the preliminary plans and specifications for the Base Building Core & Shell to be prepared by the Developer's, design consultants and accepted by Entrust.

"Premises" means the Base Building Core & Shell and the Tenant Fit-Up.

"Progress Drawings and Specifications" means the second and subsequent generations of the Preliminary Plans and Specifications, other than the Construction Plans and Specifications.

"Project Definition Binder" means the binder of documents and information assembled and accepted by the parties dated December 20, 1999, representing the understanding and agreement of the parties as to the scope and definition of the Building and the Exterior Building Amenities.

"Site Plan" means the site plan for that part of the Lands on which the Building and the Exterior Building Amenities will be located to be prepared by the Developer, accepted by Entrust and which is to be approved by the City of Kanata, as amended from time to time (provided that after acceptance by Entrust, any material amendments, other than amendments required by municipal authorities, are subject to further acceptance by Entrust, to be granted or denied within four (4) Business Days of request for it).

"Substantial Performance" has the meaning ascribed to it in section 2 of the Construction Lien Act and shall be evidenced by a Certificate or Certificates of Substantial Performance issued by the Developer's architect, as to the Base Building Core & Shell, and by the principal of the Developer's interior design firm, as to the Tenant Fit-Up, which Certificate or Certificates shall be in the standard form contemplated by the Construction Lien Act. "Substantially Performed" has a corresponding meaning. Notwithstanding the foregoing, the parties hereto agree that items of a minor nature relating to the exterior of the Building (such as landscaping) which could not reasonably be completed because of weather conditions and which do not materially affect Entrust's ability to enjoy the Building are not to be considered in calculating whether or not Substantial Performance has occurred. For the purposes of this Agreement, the said items are to be referred to as "the Finishing Items".

"Substantial Performance Date" means October 23, 2000 subject to revision in accordance with the terms of this Development Agreement.

"Tenant Fit-Up" means the design, procurement, construction, commissioning and all related management and supervision with respect to the structures, facilities and improvements on the interior of the Building, including the structures, facilities and improvements described as being part of the tenant fit-up in the Project Definition Binder, but excluding Base Building Core & Shell. The structures, facilities and improvements to be included in Tenant Fit-Up that have been identified as of the date of this Development Agreement are listed in the Project Definition Binder.

"Tenant Fit-Up Plans and Specifications" means the final plans and specifications for the Tenant Fit-Up.

"Tenant's Work" means all work relating to the furnishing and installation of trade fixtures, furnishings, cabling, equipment and other tangible personal property which Entrust may desire and which is not required of the Developer under the Construction Plans and Specifications or the Tenant Fit-Up Plans and Specifications and which may be installed by Entrust.

                                   SECTION 3
                                   ---------
           DESIGN AND CONSTRUCTION OF BASE BUILDING CORE & SHELL AND
           ---------------------------------------------------------
                                 TENANT FIT-UP
                                 -------------

3.1  The Developer's Design and Construction Obligations
     ---------------------------------------------------

(a) The Developer shall design and construct the Base Building Core & Shell in accordance with:

     (i)   any change orders implemented pursuant to subsection 3.4;

     (ii) plans, specifications, clarifications, confirmations or modifications (other than the General Conformity Plans and Specifications (as that term is defined in subsection 3.3)) proposed by the Developer which may be approved in writing by Entrust from time to time;

     (iii) the General Conformity Plans and Specifications; and

     (iv) the Project Definition Binder, provided that the Developer may make changes to the mechanical, electrical or architectural design or specifications if the performance criteria set forth in the Project Definition Binder are met or exceeded.

     If there is any conflict among the provisions of subparagraphs (i), (ii),
     (iii) and (iv) of this paragraph 3.1(a), then subparagraph (i) prevails over subparagraphs (ii), (iii) and (iv), subparagraph (ii) prevails over subparagraphs (iii) and (iv) and subparagraph (iii) prevails over subparagraph (iv).

(b) The Developer shall design and construct the Tenant Fit-Up in accordance with the Tenant Fit-Up Plans and Specifications, subject to any change orders implemented pursuant to subsection 3.4.

(c) If and when Entrust becomes aware of any error in, omission from or discrepancy between:

     (i)  the Construction Plans and Specifications; and

     (ii) the Project Definition Binder, subject to any change orders implemented pursuant to subsection 3.4 and to any approved plans, specifications, clarifications, confirmations or modifications referred to in subparagraph 3.1(a)(ii), then Entrust shall forthwith provide written notice to the Developer setting out in reasonable detail the error, omission or discrepancy.

(d) The Developer shall commence and diligently prosecute and complete the design and construction of the Base Building Core & Shell and Tenant Fit-Up in accordance with the terms and conditions of this section 3.

3.2  Development Schedule
     --------------------

Subject to extension for Force Majeure Delay or Entrust Delay, the Developer shall perform its work by the dates set out in the Development Schedule. The Developer shall: (i) monitor and control the progress of the work relative to the Development Schedule; (ii) provide proposed updates or revisions of the Development Schedule to Entrust's authorized representative from time to time; and (iii) advise Entrust of any revisions required as the result of delays, indicating the impact expected from the change in schedule. The Developer shall advise Entrust in writing, providing reasonable particulars of any alleged Entrust Delay which will affect the Development Schedule forthwith after the Developer becomes aware of the delay.

3.3  Entrust Review and Acceptance of Plans and Specifications
     ---------------------------------------------------------

(a) The parties acknowledge that the Developer shall prepare and Entrust is to review and accept the Site Plan, and the Preliminary Plans and Specifications and that the Developer has, as of the date of execution hereof prepared and Entrust has received and tentatively accepted a preliminary Site Plan, Development Schedule dated December 17, 1999 and preliminary Plans and Specifications attached as Schedules hereto.

(b) In consultation with Entrust, the Developer shall cause the Construction Plans and Specifications to be promptly prepared in conformity with: (i) the Project Definition Binder (subject to subparagraphs 3.1(a)(i), (ii) and
     (iv)); (ii) the Preliminary Plans and Specifications; and (iii) the Progress Drawings and Specifications and in compliance with applicable zoning and other laws, codes, by-laws and governmental regulations. The Developer shall submit to Entrust, for the sole purpose of obtaining Entrust's acknowledgment that they are in general conformity with the Project Definition Binder (subject to subparagraphs 3.1(a)(i), (ii) and (iv), the following (the "General Conformity Plans and Specifications"):

     (i) Site Plan (preliminary Site Plan being Drawing No. A01 dated November, 1999);

     (ii) typical floor plate (as set forth in Drawing No. A04 dated November, 1999);

     (iii) building elevations (for aesthetic purposes only) (as set forth in Drawings Nos. A08 and A09 dated November, 1999);

     (iv) overall concept of mechanical and electrical systems (as set forth in the Section C-1 of the Project Definition Binder under the heading "Mechanical/Electrical Outline Specification" prepared by R. J. McKee Engineering dated November 24, 1999);

     (v)   ground floor plan (as set forth in Drawing No. A03 dated November,
           1999)

For greater certainty, Entrust's review of the General Conformity Plans and Specifications does not diminish in any way the Developer's obligation to design and construct the Base Building Core & Shell in a good and workmanlike manner fit for the purpose intended and in accordance with applicable law. The General Conformity Plans and Specifications shall be initialed by both parties and shall be deemed to be incorporated by reference as part of this Development Agreement.

(c) In consultation with Entrust, the Developer shall cause the Tenant Fit-Up Plans and Specifications to be prepared in conformity with the Project Definition Binder (except as the requirements of the Project Definition Binder may be amended by written instructions received from Entrust). The Developer shall submit the Tenant Fit-Up Plans and Specifications to Entrust for Entrust's review and, in the case of architectural and interior design plans and specifications forming part of the Tenant Fit-Up Plans and Specifications, for Entrust's acceptance. Upon acceptance by Entrust, the architectural and interior design plans and specifications forming part of the Tenant Fit-Up Plans and Specifications supersede the provisions of the Project Definition Binder. The Tenant Fit-Up Plans and Specifications shall be initialed by both parties and shall be deemed to be incorporated by reference as part of this Development Agreement. The Tenant Fit-Up Plans and Specifications shall be prepared by the Developer and reviewed by Entrust in accordance with the time frames contemplated by the Development Schedule,

(d) The Developer shall prepare promptly any additional plans which may be required by all authorities having jurisdiction in order to obtain all necessary permits and approvals. The Developer shall comply with the requirements of the governmental agencies having jurisdiction and public utilities (including, without limitation, the granting of easements for public services). The Developer shall obtain all preliminary and final building permits necessary to construct and permit occupancy of the Premises in accordance with the Construction Plans and Specifications, the Tenant Fit-Up Plans and Specifications and the Development Schedule. The Developer shall bear the costs (including, without limitation, applicable development charges) associated with obtaining permits for the

     Base Building Core & Shell and Entrust shall bear the costs (including, without limitation, applicable development charges) associated with obtaining permits for the Tenant Fit-Up.

3.4  Change Orders
     -------------

Prior to completion of construction, Entrust may from time to time in its discretion order modifications to the Preliminary Plans and Specifications, the Progress Drawings and Specifications, the Construction Plans and Specifications and the Tenant Fit-Up Plans and Specifications, subject to an appropriate extension of the Substantial Performance Date (if applicable). Each modification requested by Entrust is subject to the following:

(a) the consent of the Developer (which consent may only be withheld as set out in Section 2 of Schedule "F" of the Lease);

(b) if the modification increases or decreases total cost of the Base Building Core & Shell, then the cost of the modification will be dealt with as set out in Section 2 of Schedule "F" of the Lease;

(c) if consented to, the cost of the modification is to be dealt with as set out in Section 4.1 (c) of this Development Agreement.

If at any one time Entrust requests modifications which both increase and decrease costs, then only the net cost effect of those modifications shall be considered, provided that the cost effect of modifications to the Base Building Core & Shell and to the Tenant Fit-Up shall be considered separately.

Entrust also may, in its discretion, require certain immaterial (i.e., at no change of cost or change in time or material change in design) field modifications in the Tenant Fit-Up Plans and Specifications without the consent of the Developer. The Construction Plans and Specifications shall not be amended by the Developer in any manner which materially affects the Tenant Fit-Up Plans and Specifications without the written consent of Entrust.

Except for immaterial field modifications to the Tenant Fit-Up Plans and Specifications as described above, approval of all modifications requested by Entrust to or affecting the Construction Plans and Specifications or the Tenant Fit-Up Plans and Specifications and approval of modifications requested by the Developer to or affecting the Tenant Fit-Up Plans and Specifications must be in writing and signed or initialed by both parties through their authorized construction representatives from time to time. As of the date of this Development Agreement, Entrust's authorized representative is Carol Lim or David Wagner and the Developer's authorized representative is Jonathan Wener, Douglas Pascal, Oakley Semple or Wayne Jennings. Each party shall give written notice to the other of any change in the individuals who have full binding authority to approve modifications. If a party withdraws the authority of any such individual by written notice to the other party, then that withdrawal is not valid unless the notice specifies a new authorized construction representative for the withdrawing party. The Developer shall obtain approval of one of Entrust's authorized construction representatives for any modifications or contemplated modifications (the cost of investigating which is Entrust's) requested by Entrust to or affecting the Construction Plans and Specifications or the Tenant Fit-Up Plans and

Specifications and for any modifications requested by the Developer to or affecting the Tenant Fit-Up Plans and Specifications and the Developer is solely responsible for any changes not approved by one of Entrust's authorized representatives.

If the Developer forecasts that any changes or modifications requested by Entrust may cause a delay in meeting the Substantial Performance Date, then the Developer shall give Entrust notice of the estimated number of Delay Days (which Delay Days are to be deemed to cause an Entrust Delay). If Entrust decides to have the Developer proceed with the change or modification, then the Substantial Performance Date shall be extended by the actual number of Delay Days.

3.5  Reporting
     ---------

From and after the execution of this Development Agreement, the Developer shall submit to Entrust monthly written reports describing: (i) the status of the Developer's obligations under this Development Agreement; (ii) the status of Base Building Core & Shell and Tenant Fit-Up change orders requested by Entrust to the date of the report; and (iii) any material deviation from the Construction Plans and Specifications and Tenant Fit-Up Plans and Specifications. The Developer's bi-weekly reports shall be accompanied by architectural and engineering inspection reports received during the preceding two week period which relate to the Tenant Fit-Up. In addition, the Developer shall submit to Entrust monthly written reports describing: (i) the schedule of the Developer's obligations under this Development Agreement and (ii) the status of the Tenant Fit-Up budget to the date of the report.

3.6  Contractors and Consultants
     ---------------------------

The Developer shall be the construction manager for the construction of the Premises and is responsible for all work described in the Construction Plans and Specifications and the Tenant Fit-Up Plans and Specifications. Entrust also has authorized the Developer's use of the following consultants:

     for architecture: Tolchinsky & Goodz, Architects for mechanical/electrical engineering: R.J. McKee Engineering Ltd.; for structural engineering: Adjeleian Allen Rubeli Limited;
     for civil engineering: Novatech Engineering Consultants Ltd.;
     for interior design: Gansen Lindsay
     for landscape architecture: Larocque Levstek;
     for elevator consulting: Rooney, Irving & Associates;
     for food service consulting: Design Food Services Incorporated;
     for soils: Golder Associates.

The Developer shall not use any other consultants for the functions and purposes listed above in connection with the design and construction of the Premises without first obtaining Entrust's written approval.

3.7  Warranties
     ----------

(a) The Developer warrants and guarantees that the Base Building Core & Shell will be constructed in a good and workmanlike manner and shall correct promptly, at its sole cost and expense, defects or deficiencies in workmanship, materials and equipment not caused by normal wear and tear or by the negligence or misconduct of Entrust which appear during the period of one (1) year from the date of Substantial Performance.

(b) The Developer warrants and guarantees that the Tenant Fit-Up will be constructed in a good and workmanlike manner and shall correct promptly, at its sole cost and expense, defects or deficiencies in workmanship, materials and equipment not caused by normal wear and tear or by the negligence or misconduct of Entrust which appear during the period of one
     (1) year from the date of Substantial Performance.

(c) The Developer shall provide the necessary qualified resources to ensure that all Base Building Core and Shell CAD standard drawings are provided and added to Entrust's database and will deliver as-built drawings, CAD representations (updated with all changes of the as-built condition upon completion) and training manuals to Entrust within ninety (90) calendar days after Substantial Performance of the Premises. All Tenant Fit-Up CAD standard drawings are also to be provided and added to Entrust's database as well as as-built drawings, CAD representations.

(d) Without limiting the scope, nature or timing of any claims under the warranties in this subsection 3.7, Entrust and the Developer shall inspect the Premises immediately prior to the expiry of each warranty period for the purpose of agreeing on a list of warranty items to be rectified or completed. The Developer shall promptly commence and diligently pursue to correction and completion the work set forth in any deficiency list arising out of that inspection. If the Developer disputes any item on the deficiency list, then the matter shall be settled in accordance with the provisions of section 12.

(e) To the extent that they are assignable, any and all warranties obtained by the Owner or Developer and relating to the Base Building Core & Shell and the Tenant Fit-Up shall and are hereby assigned to Entrust jointly with the Owner and Developer, so that each party shall be able to enforce such warranties in order to assist them to comply with their respective obligations under this Development Agreement and the Lease.

3.8  Substantial Performance
     -----------------------

(a)  Substantial Performance  The Developer shall Substantially Perform the
     -----------------------
     construction of the Premises in accordance with the Construction Plans and Specifications and Tenant Fit-Up Plans and Specifications and shall deliver up possession of the Premises to Entrust no later than the Substantial Performance Date, subject to extension for Force Majeure Delay or Entrust Delay. Finishing Items are to be completed as soon as possible after weather conditions permit such completion.

(b)  Notice of Substantial Performance  The Developer shall notify Entrust from
     ---------------------------------
     time to time of the expected date of Substantial Performance of: (i) the Base Building Core & Shell; (ii) the Tenant Fit-Up; or (iii) components of the Base Building Core & Shell or Tenant Fit-Up selected by the Developer as being ready for Tenant's Work, in each case at least thirty (30) calendar days before the expected date of the applicable Substantial

     Performance, and subsequently shall notify Entrust of the actual date of the applicable Substantial Performance.

(c)  Joint Inspection/Deficiency List  Within five (5) calendar days after the
     --------------------------------
     later of (i) receipt by Entrust of the Developer's notice of the actual date of Substantial Performance or (ii) the actual date of Substantial Performance as set forth in the Developer's notice, Entrust has the right to attend at the Premises together with a representative of the Developer for the purpose of carrying out a joint inspection with the Developer and the Developer's representative of the Substantially Performed work to which the Developer's notice relates and agreeing on a list of items to be rectified or completed.

(d)  Dispute as to Deficiency List  If either party disputes the inclusion or
     -----------------------------
     exclusion of any item from the parties' joint deficiency list, then the matter shall be referred to and determined by an arbitration conducted in accordance with section 12. If applicable, this subsection constitutes the required submission to arbitration.

(e)  Correction of Deficiencies  In any event, the Developer shall promptly
     --------------------------
     commence and diligently pursue to correction and completion the work set forth in the joint deficiency list and shall complete it within thirty (30) calendar days after the preparation of the joint deficiency list (except for items which cannot be completed within that thirty (30) day period for reasons beyond the Developer's reasonable control, provided the Developer shall diligently pursue the correction and completion of those items).

(f)  Deemed Acceptance  Upon the expiration of the five (5) day period referred
     -----------------
     to in paragraph 3.8(c), Entrust shall be deemed to have accepted the Substantially Performed work to which the Developer's notice relates and the Developer shall be deemed to have satisfied all of its obligations in respect to it, save and expect for the uncompleted and incorrectly completed items described in the joint deficiency list and latent defects. Entrust's deemed acceptance of that work and the Developer's deemed satisfaction of its obligations in respect to it does not diminish in any way the Developer's warranties and guarantees given to Entrust pursuant to subsection 3.7.

3.9  Remedies For Failure to Deliver Premises on the Substantial Performance
     -----------------------------------------------------------------------
     Date
     ----

Entrust shall have no right to terminate the Lease Agreement or to abate rent due under the Lease Agreement for any failure by the Developer to meet the Substantial Performance Date, as extended for Force Majeure Delay or Entrust Delay. The effect of Force Majeure Delay, Entrust Delay and the failure of the Developer to meet the Substantial Performance Date (as extended for Force Majeure Delay or Entrust Delay) on the determination of the Commencement Date is governed by the Lease Agreement.

The Developer agrees that it shall assign a project manager satisfactory to Entrust, acting reasonably, for the construction of the Base Building Core & Shell as well as the Tenant Fit-Up and that such project manager shall be dedicated on a full-time basis to such construction. Entrust hereby confirms that Stephen Martin is a project manager satisfactory to Entrust.

3.10  General Conditions Regarding Construction Work
      ----------------------------------------------

All of the work to be performed by, through and under the Developer shall be done: (i) in a good and workmanlike manner; (ii) in compliance with all applicable construction-related legislation, bylaws, ordinances, regulations, building codes, rules, orders,, licences, zoning and building requirements applicable to it; and (iii) in accordance with this Development Agreement. After Substantial Performance, the Developer shall obtain and evidence to Entrust all permits and authorizations permitting lawful occupancy of the Premises. The Developer shall bear the costs (including, without limitation, applicable development charges) associated with obtaining permits for the Base Building Core & Shell and Entrust shall bear the costs (including, without limitation, applicable development charges) associated with obtaining permits for the Tenant Fit-Up.

Except for Tenant's Work and subject to:

(a) the Developer's allowance to Entrust of the sum of Fifteen Dollars ($15.00) per square foot of rentable area of the Building (exclusive of G.S.T.) in respect of the Tenant Fit-Up;

(b) Entrust paying for the cost of the Tenant Fit-Up in excess the said Fifteen Dollars ($15.00) per square foot of rentable area of the Building (exclusive of G.S.T.); and

(c) Entrust paying for the cost of certain items in excess of the Allowance (as contemplated by section 3.14 of this Agreement),

the Developer shall pay all construction trades and suppliers monies properly due and owing to them and shall comply with the provisions of the Construction Lien Act and all applicable construction-related legislation, bylaws, ordinances, regulations and building codes. The Developer shall ensure that there are no lien claims, notices of security interests or other such encumbrances registered against Entrust's leasehold interest in the Building as at and after the Substantial Performance Date arising as a result of the Developer's failure to comply with its obligations under this subsection. In the event of any such lien claim, notice or other encumbrance, the Developer shall take whatever steps may be required to vacate forthwith the registration of it. The Developer also shall indemnify Entrust and hold Entrust harmless with respect to any and all claims (including, without limitation, solicitor-client costs) arising out of the supply of services and materials to the Developer, its construction manager or trades and suppliers for the construction of the Premises (subject to Entrust's payment of that portion of the cost of the Tenant Fit-Up which is in excess of Fifteen Dollars ($15.00) per square foot of rentable area of the Building (exclusive of G.S.T.) in accordance with the terms of this Development Agreement).

3.11  Entrust's Installations Prior to Completion
      -------------------------------------------

Entrust, at its sole cost and expense, shall perform Tenant's Work. All Tenant's Work shall be performed in accordance with the provisions of this subsection.

In performing the Tenant's Work, Entrust shall pay all construction trades and suppliers monies properly due and owing to them and comply with the provisions of the Construction Lien Act and all applicable construction-related legislation, bylaws, ordinances, regulations and building codes. Entrust shall ensure that there are no lien claims, notices of security interests or other such encumbrances registered against the Lands or Building arising from the Tenant's Work or, to the extent that the cost of the Tenant Fit-Up exceeds Fifteen Dollars ($15.00) per square foot of rentable area of the Building (exclusive of G.S.T.), arising from Entrust's failure to pay that excess in accordance with the terms of this Development Agreement. In the event of any such lien claim, notice or other encumbrance, Entrust shall take whatever steps may be required to vacate forthwith the registration of it. Entrust shall indemnify and hold the Developer and the Owner harmless from any construction lien claims (including, without limitation, solicitor-client costs) arising out of the Tenant's Work or, to the extent that the cost of the Tenant Fit-Up exceeds Fifteen Dollars ($15.00) per square foot of rentable area of the Building (exclusive of G.S.T.), arising from Entrust's failure to pay that excess in accordance with the terms of this Development Agreement, including, without limitation, claims arising out of the supply of services and materials to Entrust, its trades and suppliers for the Tenant's Work.

After the execution of this Development Agreement and the Lease Agreement and prior to the Substantial Performance Date, the Developer shall permit representatives, agents, employees, contractors, architects and engineers designated by Entrust to enter on the Lands and in the Building at their own risk for the purpose of performing the Tenant's Work without payment of rent or other charges except costs relating to the work performed (such as hoisting and garbage removal and clean-up). Any such entry and the performance of Tenant's
Work: (i) shall be done on notice by Entrust to the Developer; (ii) must not hamper or delay the Developer's construction work; (iii) shall be scheduled and coordinated with the Developer's work; (iv) shall be done in accordance with the Development Schedule; and (v) shall be subject to the reasonable rules and regulations of the Developer. Until Substantial Performance of the Base Building Core & Shell, the Developer shall pay the cost of water, sewer, electricity and other utilities used for the construction of the Base Building Core and Shell and Entrust shall be responsible for the payment of such items after such time as well as payments related to such items with respect to the Tenant Fit-Up and the Tenant's Work.

Without limiting the generality of the foregoing and subject to Force Majeure Delay and Entrust Delay, the Developer will grant Entrust access on or before the applicable date(s) set out in the Development Schedule to perform Tenant's Work in the communication rooms and also will grant Entrust access to other areas in the Building required to connect communications or electrical cabling to those rooms, provided that those rooms are not required to be fully completed or operational by that date and subject to the reasonable rules and regulations of the Developer. The final locations of those rooms may change during the course of development, but if Entrust has provided all necessary information to the Developer in accordance with the Development Schedule with respect to the location and design of those rooms, then the Developer will provide Entrust access to those rooms on or before the applicable date(s) set out in the Development Schedule (subject to Force Majeure Delay and Entrust Delay).

3.12  Entrust's Right of Entry To Review Progress of Construction
      -----------------------------------------------------------

Whenever Entrust considers it appropriate, the Developer shall permit representatives, agents, employees, lenders, contractors, appraisers, architects and engineers designated by Entrust to enter the Lands and Building at their own risk for the purpose of reviewing the progress of construction without the payment of rent or other charges; provided that except as set forth below in this subsection 3.12 and in subsection 7.1, Entrust is not assuming any liability whatsoever as a result of any such entry or review and no such entry and review diminishes in any way the responsibilities of the Developer under this Development Agreement. Any such entry: (i) shall be done on notice by Entrust to the Developer; (ii) is subject to the reasonable rules and regulations of the Developer; and (iii) must not hamper or delay the Developer's construction work (including not giving any instructions to construction personnel on the job site).

3.13  Approvals
      ---------

No approval, consent, authorization or acceptance required or contemplated under this Development Agreement shall be unreasonably withheld or delayed and each such approval, consent, authorization or acceptance must be given within the time frame, if any, contemplated by the Development Schedule or this Development Agreement.

3.14  Base Building Core & Shell Budget
      ---------------------------------

The parties acknowledge that the budget for the Base Building Core & Shell includes certain allowances totaling $235,000.00 (the "Allowance"), being allowances for signage ($25,000.00), relocation of existing signage or new Building signage ($20,000.00) and landscaping and hardscaping ($150,000.00), smoking shelter ($15,000.00), security desk ($15,000.00) and bicycle shelter ($10,000.00). Subject to the Developer's obligations to comply with applicable laws (including municipal site plan requirements), the said allowances may be used by Entrust as Entrust sees fit. Provided that the Allowance is not exceeded, Entrust shall also have the ability to allocate or reallocate portions of the Allowance as between cost items and categories as it sees fit. For clarity, in the event that the total actual costs for the items set out above exceeds the Allowance, such excess cost shall be paid by Entrust within forty-five (45) days after receipt of invoice from time to time from the Developer, subject to the provisions of the Construction Lien Act.

                                    SECTION 4
                                    ---------
                                  TENANT FIT-UP
                                  -------------

4.1   General
      -------

(a) The Developer shall ensure that each part of the Tenant Fit-Up complies with and conforms to all applicable municipal by-laws for its intended use and meets or exceeds all fire and life safety requirements of the Ontario Building Code, including all barrier-free provisions and guidelines, as of the date on which a building permit is issued for that part.

(b) The services supplied and the roles and responsibilities assumed by the Developer in respect of the Tenant Fit-Up include, but are not limited to, the services, roles and responsibilities described in the "Canadian Standard Construction Management Contract Form Between Owner and Construction Manager" (CCA 5 - 1988), except as otherwise agreed in writing.

(c) The Developer shall contribute up to the sum of Fifteen Dollars ($15.00) per square foot of rentable area of the Building (exclusive of G.S.T.) to the cost of the Tenant Fit-Up.

     The costs to be paid from that contribution include the costs of all plans and permits, the cost of insurance for the Tenant Fit-Up and the costs described in the Tenant Fit-Up economics schedule (Section A-4- Schedule "B") in the Project Definition Binder, together with those fees set out in
     Section 6 of Schedule "F" of the Lease. If the total cost of the Tenant Fit-Up exceeds Fifteen Dollars ($15.00) per square foot of rentable area of the Building (exclusive of G.S.T.), then the excess is payable by Entrust within forty-five (45) days after receipt of invoice from time to time from the Developer, subject to the provisions of the Construction Lien Act.

4.2  Services of the Developer
     -------------------------

The Developer shall provide or cause to be provided the services as described in the Project Definition Binder from time to time. As well, the Developer shall identify alternatives and provide value engineering services for the Tenant Fit-Up that may yield cost benefits to Entrust.

4.3  Budget
     ------

The Developer shall provide cost estimates to Entrust for the Tenant Fit-Up in accordance with the Project Definition Binder during the schematic design phase, the design development phase and the tender documents phase. After preparation of the budget for Tenant Fit-Up and acceptance thereof by Entrust, acting reasonably, the budget is subject to revision by the Developer during the course of development to reflect the latest cost estimates received by it, having regard to the progression of the schematic design phase, the design development phase and the tender documents phase, subject to review and acceptance of those cost estimates by Entrust, acting reasonably. The budget shall be monitored and controlled by the Developer so that it is not exceeded, other than as a result of changes ordered by Entrust or Force Majeure or with Entrust's agreement. The budget shall provide an allowance for contingencies equal to ten (10%) percent of all costs, it being understood that all unused allowances and contingencies in the Tenant Fit-Up budget shall be to the credit of Entrust.

4.4  Quality Assurance / Quality Control
     -----------------------------------

The Developer shall supply a qualified Quality Assurance / Quality Control manager who may be an employee of the Developer (subject to Entrust's reasonable approval) who will use commercially reasonable efforts to ensure that all aspects pertaining to the quality of the Tenant Fit-Up are met or exceeded, in accordance with the Project Definition Binder until the completion of the Tenant Fit-Up Plans and Specifications and then in accordance with the Tenant Fit-Up Plans and Specifications. The Developer's monthly written reports during Tenant Fit-Up construction shall include a section entitled "Quality Assurance/Quality Control" in which all material exceptions are reported and described.

4.5  Schedule
     --------

Subject to Force Majeure Delay and Entrust Delay, the Developer is responsible for the timely delivery of materials, equipment and labour required to perform and complete the Tenant Fit-Up in accordance with the Development Schedule. Entrust is responsible to provide the necessary input, review and approvals required by the Developer in a timely manner in accordance with the Development Schedule. The Developer shall provide to Entrust detailed sub-schedules reflecting activities in the Tenant Fit-Up design and procurement phases. The sub-schedules shall incorporate the time frames described in the Development Schedule and shall provide further detail pertaining to the Developer's design activities and Entrust input, review and approval dates. In the sub-schedules, the Developer also shall illustrate in detail procurement activity, including, without limitation, long-term delivery items, tender packages, tender processes, tender analysis, tender recommendation and contract award. In all cases, the Developer shall immediately notify Entrust in writing if and when the Developer forecasts that the Tenant Fit-Up will or may cause a delay in the Substantial Performance Date or the Commencement Date.

4.6  Procurement
     -----------

The Developer shall issue all Tenant Fit-Up work for tender and shall obtain no less than three (3) competitive quotations for all Tenant Fit-Up work, subject to Entrust's written agreement to accept less than three (3) quotations. The Developer shall provide to Entrust copies of the approved tender packages to be issued for tender, all correspondence during the tender period and all tender submissions. The Developer shall provide its review and analysis of all tender submissions and shall make a recommendation for contract award to Entrust. Upon receipt of Entrust's approval and instructions, the Developer shall award the Tenant Fit-Up contract(s) (which award the Developer agrees Entrust may direct to a tendering party which may not have been the lowest bidder). If the quotations received as a result of tendering exceed the most recent budget cost estimates which have been prepared by the Developer and accepted by Entrust reflecting the then current accepted design status of the Tenant Fit-Up and if required by Entrust, the Developer shall arrange to re-design and re-tender as required to ensure that .costs are within the project budget for the Tenant Fit-Up, the cost of such re-design and re-tender to be borne by the Developer if it was negligent in the performance of its obligations hereunder, and otherwise to be borne by Entrust. In all respects, the Developer shall clearly differentiate between Base Building Core & Shell work and Tenant Fit-Up work and shall use commercially reasonable efforts to ensure compatibility and coordination between them.

Notwithstanding anything to the contrary in this subsection 4.6:

(a) wherever Tenant Fit-Up mechanical and electrical work interfaces with Base Building Core & Shell mechanical and electrical systems and any warranty for the Base Building Core & Shell mechanical or electrical system may be affected if the work is performed by another person, the Base Building Core & Shell mechanical and electrical subcontractor must be used; and

(b) if Entrust fails to provide information in a timely manner to allow the Developer to obtain competitive pricing, then the Developer may require unit pricing.

4.7  Construction
     ------------

(a) All changes and additions to building systems to be located in the ceiling space, including, but not limited to, lighting, sprinklers, life support systems, HVAC diffusers, electrical distribution systems and ceiling grid and tiles, that are part of the Tenant Fit-Up are subject to approval by Entrust. It is understood that the Developer shall be responsible to install, at its cost, the Base Building Core & Shell building systems in the ceiling spaces with due regard to the Tenant Fit-Up requirements, so long as:

     (i)   Entrust adheres to the Development Schedule;

     (ii) the Tenant Fit-Up item is delivered and capable of being carried out within the Development Schedule; and

     (iii) Entrust gives all necessary information requested by the Developer before the installation of those building systems as part of the construction of the Base Building Core & Shell.

It is also understood that the Tenant shall pay for the incremental costs associated with the Tenant Fit-Up as it impacts the Base Building Core & Shell ceiling systems. If, however, the Developer installs the Base Building Core & Shell ceiling systems without due regard to the Tenant Fit-Up requirements, and Entrust has complied with its obligations set out in the Development Schedule, then the costs of relocating the Base Building Core & Shell ceiling systems shall be borne by the Developer. If Entrust does not give all necessary information requested by the Developer in accordance with the Development Schedule before the installation of those building systems as part of the construction of the Base Building Core & Shell or if Entrust requests any additions to those building systems, then any changes to those systems resulting from the Tenant Fit-Up and all additions to those building systems are at Entrust's cost and, if applicable, the Substantial Performance Date may be extended for Entrust Delay.

(b) All wall coverings that are part of the Tenant Fit-Up and all floor coverings that are part of the Base Building Core & Shell (except for those parts of the Base Building Core & Shell which are usually regarded as common areas in multi-tenant office buildings, such as lobbies and washrooms) are subject to approval by Entrust. The Developer agrees to consult with Entrust with respect to floor coverings for those parts of the Base Building Core & Shell which are usually regarded as common areas in multi-tenant office buildings.

(c) Subject to subsection 7.1, the Developer shall take all necessary precautions to protect the Tenant Fit-Up work at Entrust's expense during construction and acknowledges that it is responsible for all damages caused by the Developer or those for whom the Developer is in law responsible prior to Substantial Performance of the Premises and turnover to Entrust.

(d) Subject to subsection 3.4, at Entrust's request the Developer shall in good faith consider changes to the Base Building Core & Shell so as to satisfy Entrust's requirements for the Tenant Fit-Up, provided that Entrust adheres to the Development Schedule and gives all necessary information required by the Developer in a timely manner to enable the Developer to make the requested changes, if the Developer deems them feasible.

                                   SECTION 5
                                   ---------
          REPRESENTATIONS AND WARRANTIES OF THE DEVELOPER AND ENTRUST
          -----------------------------------------------------------

5.1  The Developer's Representations and Warranties
     ----------------------------------------------

(a) The Developer represents and warrants that on the Commencement Date, the Owner will have good and marketable title in fee simple to the Lands, subject only to covenants, restrictions, agreements, rights-of-way, easements, mortgages and other encumbrances registered on title to or otherwise affecting the Lands and title defects, encroachments or irregularities of a minor nature. Schedule "1" sets out the covenants, restrictions, agreement, rights-of-way, easements, mortgages and other encumbrances of record with respect to the Lands as of the date of this Development Agreement.

(b)  The Developer represents and warrants as follows:

     (i) The Developer is a corporation, duly organized, validly existing and in good standing under the laws of Canada and is qualified to do business in the Province of Ontario.

     (ii) The Developer has full capacity, right, power and authority to execute, deliver and perform this Development Agreement and all documents to be executed by the Developer pursuant to it, and all required corporate actions and approvals have been duly taken and obtained. The individual(s) signing this Development Agreement and all other documents executed or to be executed pursuant to it on behalf of the Developer are duly authorized to sign them and to bind the Developer. This Development Agreement and all documents to be executed pursuant to this Development Agreement by the Developer are binding upon and enforceable against the Developer in accordance with their respective terms.

     (iii) There are no claims, causes of action or other litigation or proceedings pending or, to the best of the Developer's knowledge, threatened with respect to the Developer or any of its related corporations which would affect the operation of the Lands or Building or any part of them or the Developer's ability to enter into and perform its obligations under this Development Agreement.

The Developer shall notify Entrust within ten (10) calendar days of receipt of notice of any contemplated, threatened or anticipated: (i) special tax or assessment to be levied against the Lands or Building; (ii) widening, change of grade or limitation on use of streets abutting the Lands or Building; (iii) change in the zoning classification of the Lands or Building; or (iv) change in the tax assessment of the Lands or Building, in each case of which the Developer has been put on notice.

5.2  Entrust's Representations and Warranties
     ----------------------------------------

Entrust represents and warrants as follows:

(a) Entrust is a corporation, duly organized, validly existing and in good standing under the laws of Canada and is qualified to do business in the Province of Ontario.

(b) Entrust has full capacity, right, power and authority to execute, deliver and perform this Development Agreement and all documents to be executed by Entrust pursuant to it, and all required action and approvals have been duly taken and obtained. The individuals signing this Development Agreement and all other documents executed or to be executed pursuant to it on behalf of Entrust are duly authorized to sign them on Entrust's behalf and to bind Entrust. This Development Agreement, the Lease Agreement and all documents to be executed pursuant to this Development Agreement by Entrust are binding upon and enforceable against Entrust in accordance with their respective terms.

(c) There are no claims, causes of action or other litigation or proceedings pending or, to the best of Entrust's knowledge, threatened with respect to Entrust which would affect Entrust's ability to enter into and perform its obligations under this Development Agreement or the Lease Agreement.

                                   SECTION 6
                                   ---------
                           NO LIABILITY FOR ENTRUST
                           ------------------------

Nothing in this Development Agreement, including, without limitation, any review, acceptance, authorization, initialing or approval by Entrust of the design, construction, commissioning or development of the Premises, in whole or in part, diminishes in any way the Developer's obligations to construct the Base Building Core & Shell and the Tenant Fit-Up in a good and workmanlike manner and to construct the Base Building Core & Shell and Tenant Fit-Up in accordance with applicable law.

                                   SECTION 7
                                   ---------
                                   INDEMNITY
                                   ---------

7.1  Entrust's Indemnity
     ----------

Entrust shall indemnify and hold harmless the Developer, the Owner and the Owner's Mortgagee, their respective officers, directors, employees and agents and their respective successors and assigns against any and all liabilities, losses, damages, costs, expense (including reasonable legal fees and expenses), claims, demands or judgments of any nature arising during the period prior to the Commencement Date from:

(a) entry on the Lands or in the Building by Entrust, its representatives, agents, employees, lenders, contractors, appraisers, architects or engineers after the date of this Development Agreement and before the Substantial Performance of the Premises;

(b)  the performance of the Tenant's Work; or

(c) Entrust's failure to pay in accordance with the provisions of this Development Agreement any sums payable by Entrust under it.

Entrust is not liable in any case to any indemnified party for any liabilities, obligations, claims, damages, penalties, causes of action, costs or expense to the extent that they result from the negligence or misconduct of the indemnified party or the negligence or misconduct of the Developer, any related corporation of the Developer, or any contractor, subcontractor or material supplier of the Developer or of a related corporation of the Developer. If the Developer, any agent of the Developer, the Owner or the Owner's Mortgagee is made a party to any litigation commenced against Entrust (for liabilities covered by Entrust's indemnity as specified above) and if Entrust, at its expense, fails to provide the Developer, its agent, the Owner or the Owner's Mortgagee with counsel approved by the Developer, its agent, the Owner or the Owner's Mortgagee, as applicable (which approval shall not be unreasonably withheld), then Entrust shall pay all costs and reasonable legal fees and expenses incurred or paid by the Developer, its agent, the Owner or the Owner's Mortgagee in connection with that litigation. Notwithstanding anything contained in this Development Agreement to the contrary, Entrust has no liability whatsoever for consequential, special, exemplary or punitive damages of the Developer under this Development Agreement or to the Owner under the Lease Agreement, provided that: (i) the Owner is not precluded from collecting rent under the Lease Agreement as a result of the deemed commencement of the Lease Agreement notwithstanding Entrust Delay and (ii) if the Owner is unable to draw funds from the Owner's Mortgagee on the funding date for the Owner's take-out financing for the Building as a result of Entrust Delay, Entrust's failure to execute any subordination agreement or certificate required by the Owner's Mortgagee, the terms of which have been agreed to by Entrust, within three (3) business days of receipt of it or otherwise due to the fault of Entrust, then Entrust shall be liable for and shall indemnify and save harmless the Owner or Developer as the case may be from any consequential costs and expenses incurred by it (including, without limitation, all costs and expenses incurred to the Owner's Mortgagee).

7.2  The Developer's Indemnity
     -------------------------

Save for those matters for which Entrust is to give its indemnity pursuant to the provisions of subsection 7.1, the Developer and Owner assume liability for and shall protect, defend and indemnify Entrust, Entrust's officers, directors, employees and agents and their respective successors and assigns against and hold them harmless for all liabilities, losses, damages, costs, expense (including reasonable legal fees and expenses), claims, demands or judgments of any nature as follows (including claims by third parties):

(a) relating to any provincial, federal, municipal or other sales, use, excise or other taxes due and payable by the Developer;

(b) actually arising from or in connection with the construction, condition, maintenance, or use of the Premises during the period prior to the Commencement Date;

(c) relating to the Premises and the appurtenances to them and the use of them by the Developer or anyone claiming by, through or under the Developer which may arise with respect to this Development Agreement; and

(d) arising from or in connection with any of the following events during the period prior to the Commencement Date:

     (i) any injury to or the death of any person arising out of or directly connected with the ownership, use, non-use, operation, possession, condition, construction, repair or rebuilding of the Premises or adjoining property, sidewalks, streets or ways or resulting from the condition of any of them during the period prior to the Commencement Date;

     (ii)  any claims by third parties to the extent proximately resulting from:
           (A) any actual violation by the Developer of any provision of this Development Agreement; (B) any legal requirement affecting the Premises during the period prior to the Commencement Date; (C) any agreement relating to the Premises to which the Developer is a party or by which the Developer is bound; (D) any contract or agreement to which the Developer is a party; or (E) any restriction, law, ordinance or regulation affecting the Premises or the ownership, use, non-use, condition, construction, repair or rebuilding of them or of adjoining property, sidewalks, streets or ways; or

     (iii) the Developer's failure to pay in accordance with the provisions of this Development Agreement any sums payable by the Developer under it.

The Developer is not liable in any case to any indemnified party for any liabilities, obligations, claims, damages, penalties, causes of action, costs or expenses to the extent that they result from the negligence or misconduct of the indemnified party or the negligence or willful misconduct of Entrust or its subsidiaries. The foregoing shall not be construed to give rise to any third party beneficiary rights with respect to any person or entity who is not an indemnified party. If Entrust or any agent of Entrust is made a party to any litigation commenced against the Developer and if the Developer, at its expense, fails to provide Entrust or its agent with counsel approved by Entrust or its agent, as applicable (which approval shall not be unreasonably withheld), then the Developer shall pay all costs and reasonable legal fees and expenses incurred or paid by Entrust or its agent in connection with that litigation. The Developer has no liability to Entrust for any consequential, special, punitive or exemplary damages under this Development Agreement or the Lease Agreement.

                                    SECTION 8
                                    ---------
                                    INSURANCE
                                    ---------

8.1  Entrust's Insurance
     -------------------

(a) Liability Insurance At all times prior to Substantial Performance of the Premises Entrust shall maintain insurance covering:

     (i) Tenant's Work and any materials Entrust causes to be delivered to the Building; and

     (ii) Entrust's liability for maintenance and use of the Building.

Such insurance shall provide limits of not less than $10,000,000 combined single limit coverage with respect to bodily injury or death to persons and to property damage.

8.2  The Developer's Insurance
     -------------------------

(a)  Liability Insurance  At all times prior to Substantial Performance of the
     -------------------
     Premises, the Developer shall maintain insurance covering:

     (i) the Developer's liability with respect to all construction that the Developer may perform in connection with the Lands or Premises under this Development Agreement; and

     (ii) the Developer's liability for ownership, maintenance and use of the Lands and Building;

Such insurance shall provide limits of not less than $10,000,000 combined single limit coverage with respect to bodily injury or death to persons and to property damage.

(b) Casualty Insurance At all times prior to Substantial Performance of the Premises, the Developer shall maintain:

     (i) all-risk casualty insurance covering the Premises against loss or damage resulting from fire and other insurable casualties in the amount of the full replacement value of the Premises;

     (ii)  delayed start-up insurance in the amount of $4,000,000; and

     (iii) general wrap-up insurance in the amount of $10,000,000.

8.3  General Requirements
     --------------------

(a)  Provisions of Policies.  The Developer and Entrust shall use reasonable
     ----------------------
     efforts to maintain insurance policies:

     (i)   on an occurrence basis;

     (ii)  providing primary coverage;

     (iii) containing endorsements requiring thirty (30) calendar days' advance written notice to named insureds of any cancellation or reduction in coverage; and

     (iv) written by financially sound insurance companies whose policies are valid in the Province of Ontario.

Any policy may be a so-called blanket policy covering additional locations. Promptly upon the request of either party, the Developer or Entrust shall provide the other with evidence of the insurance required under this section 8. All policies which affect the Building shall name Entrust, the Developer, the Owner and the Owner's Mortgagee as loss payees as their interests may appear, in the case of casualty policies, and as additional insureds as their interests may appear, in the case of liability policies.

(b)  Release: Waiver of Subrogation.  The Developer and Entrust each release the
     ------------------------------
     other from liability for damage to the property of the other to the extent of insurance maintained under this section 8. The Developer and Entrust shall use reasonable efforts to obtain waivers of subrogation rights by their respective insurers against the other in all casualty insurance policies affecting any portion of the Building and shall promptly notify the other party of those waivers.

                                    SECTION 9
                                    ---------
                                    REMEDIES
                                    --------

All rights and remedies of the parties set out in this Development Agreement are cumulative and not alternative and, except as set forth in subsections 3.9, 7.1 and 7.2 are without prejudice to any further or other remedies available to the parties at law.

                                   SECTION 10
                                   ----------
                                      TIME
                                      ----

Time is of the essence with respect to this Development Agreement, subject to Force Majeure Delay and Entrust Delay.

                                   SECTION 11
                                   ----------
                            RISK OF LOSS OF PREMISES
                            ------------------------

(a) If at any time or from time to time prior to Substantial Performance of the Premises any proceedings are contemplated, commenced or consummated for the taking of the Building, the Exterior Building Amenities or a material portion of either of them for public or quasi-public use which materially affect Entrust's use and enjoyment of the Premises, then the Developer shall forthwith give notice to Entrust. That notice shall, if possible, be accompanied by a sketch of the portion of the Building or Exterior Building Amenities which is affected by the taking and a metes and bounds description delineating the area affected. If any taking of the Building, the Exterior Building Amenities or any material portion of either of them for public or quasi-public use prevents the Developer from complying with its obligations under this Development Agreement such that this Development Agreement is frustrated in law, then either party may elect to terminate this Development Agreement by written notice to the other party given no later that thirty (30) calendar days from the date of the notice of taking. If this Development Agreement is terminated as aforesaid, then Entrust will cooperate with the Developer to attempt to maximize any and all awards and other compensation for any such taking. Entrust may make a separate claim to the taking authority for Entrust's expenses including, without limitation, its expenses related to Tenant's Work to the extent incurred.

(b) Until Substantial Performance of the Premises, the risk of loss or damage to the Premises (but not the Tenant's Work) by fire or otherwise is the Developer's. In the event of any fire or other insured damage: (i) the Developer shall forthwith give written notice of it to Entrust; (ii) a Force Majeure Delay shall be deemed to have occurred; and (iii) the Developer shall complete the Premises in accordance with the terms of this Development Agreement. The Developer's notice shall specify the extent of the damage and the estimated time to repair the damage. If the Premises are materially damaged by an occurrence against which the Developer is not insured or required to be insured under this Development Agreement or beyond the extent to which the Developer is required to insure under this Development Agreement and if the cost to repair such uninsured damage would exceed $1,000,000 as determined by the Developer, acting reasonably, then the Developer may elect, in its discretion, to terminate this Development Agreement or to complete the Premises in accordance with the terms of this Development Agreement (in which event a Force Majeure Delay shall be deemed to have occurred), subject to the requirements of the Owner's Mortgagee.

                                   SECTION 12
                                   ----------
                                    DISPUTES
                                    --------

12.1 Differences between the parties as to the interpretation, application or administration of this Development Agreement shall be submitted to arbitration pursuant and subject to the Arbitration Act 1991 by one arbitrator. The arbitrator shall be selected by the parties within ten (10) days after the giving of written notice by either party to the other that the matter or disagreement is to be submitted to arbitration, and failing agreement within that ten (10) day period either party may apply to a Judge of the Superior Court, Eastern Ontario District for the purpose of having that Judge appoint the arbitrator. The expense of the arbitration shall be borne equally between the parties, subject to the jurisdiction of the arbitrator, in his or her discretion, to award the costs of the arbitration to either party. Any award by the arbitrator under this subsection is final and binding and is not subject to appeal.

12.2 The arbitration of any dispute under subsection 12.1 shall not affect the obligation of 'the Developer to comply with the Development Schedule or the Substantial Performance Date (subject to extension for Force Majeure Delay or Entrust Delay) and, as part of the arbitration, the arbitrator shall determine the proportion of the costs which each party shall bear of any work or other requirement in dispute performed by the Developer in order to comply with its obligations under this subsection.

                                   SECTION 13
                                   ----------
                                   ASSIGNMENT
                                   ----------

13.1  Subject to:

(a) the right of the Developer to assign this Development Agreement to the Owner's Mortgagee as security for financing its obligations under this Development Agreement; and

(b) the right of the Developer to assign this Development Agreement to a third party ("the Third Party"), so long as:

     (i)  the Developer is not released from its obligations hereunder;

     (ii) the Third Party agrees with Entrust that it is bound by the provisions of this Agreement;

     (iii) the Third Party is not a direct competitor of Entrust or an affiliate of such a competitor (as in the Canada Business Corporations Act, R.S.C. 1985, as such Act is constituted as at the date of execution of this Agreement); and

     (iv) Canderel Management Inc. continues to be the party which carries out the Developer's obligations hereunder,

the Developer and Entrust have no right to assign this Development Agreement or the obligations under it.

                                   SECTION 14
                                   ----------
                                     NOTICES
                                     -------

All notices, demands, requests, instructions and other communications to be given or made under this Development Agreement shall be in writing and given by:
(i) messenger or a recognized overnight delivery service; (ii) registered or certified mail, return receipt requested and postage prepaid; or (iii) facsimile transmission, as follows:

(a)  If to Entrust:

          c/o Entrust Technologies Incorporated
          One Preston Park South
          Suite 400
          4975 Preston Park Blvd.
          Plano, TX
          USA 75093

          Attention: Controller

          Fax: (972) 943-7305

with a copy to:

          (i)  prior to the Commencement Date,

               Entrust Technologies Limited
               750 Heron Road
               Suite E08
               Ottawa, Ontario
               K1V 1A7

               Attention: The Facilities Manager

               Fax: (613) 247-3663

          (ii) on and after the Commencement Date, at the Building

(b)  If to Developer:              c/o Canderel Management, Inc.
                                   1145 Hunt Club Road,
                                   Suite 220,
                                   Ottawa, Ontario,
                                   K1V 0Y3

                     Phone:        (613) 738-9899
                     Fax:          (613) 738-6196
                     Attention:    The Senior Vice-President

     With a copy to:               c/o Canderel Management Inc.
                                   2000 Peel Street, Suite 900
                                   Montreal, Quebec  H3A 2W5

                     Phone:        (514) 842-8636
                     Fax:          (514) 284-1054
                     Attention:    The President

     With a copy to the Owner at:  c/o Canderel Management Inc.
                                   1145 Hunt Club Road,
                                   Suite 220,
                                   Ottawa, Ontario
                                   KlV 0Y3

                     Phone:        (613) 738-9899
                     Fax:          (613) 738-6196
                     Attention:    The Senior Vice-President

     With a copy to:               c/o Canderel Management Inc.
                                   2000 Peel Street, Suite 900
                                   Montreal, Quebec  H3A 2W5

                     Phone:        (514) 842-8636
                     Fax:          (514) 284-1054
                     Attention:    The President

or to such other person or address as may be designated by written notice from either party to the other. Any notice is deemed to have been given and received:
(i) if sent by messenger or overnight delivery service, then on the date of receipt; (ii) if sent by mail, then three (3) calendar days after mailing; or
(iii) if sent by facsimile transmission during normal business hours, then on the date of transmission or if sent by facsimile transmission outside of normal business hours, then on the following Business Day. Any notice given by facsimile transmission must be confirmed by overnight recognized courier delivery.

                                   SECTION 15
                                   ----------
                               PUBLIC ANNOUNCEMENT
                               -------------------

Neither party shall make any public announcement of this transaction or other matters covered by this Development Agreement or by the Lease Agreement without the other party's prior written consent.

                                   SECTION 16
                                   ----------
                             SUCCESSORS AND ASSIGNS
                             ----------------------

This Development Agreement is binding upon and endures to the benefit of the parties to it and their successors. This Development Agreement shall not be amended and no provision of it may be waived except by an instrument in writing signed by the party against whom enforcement of the amendment or waiver is sought.

                                   SECTION 17
                                   ----------
                                  GOVERNING LAW
                                  -------------

This Development Agreement and the transactions contemplated by it shall be interpreted, governed and enforced in accordance with the laws of the Province of Ontario.

IN WITNESS WHEREOF the undersigned have executed this Development Agreement and affixed their corporate seals through their duly authorized signing officer or officers.

                                        CANDEREL MANAGEMENT INC.


                                        Per:   /s/ Douglas Pascal         (c/s)
                                              ----------------------------
I have authority to                     Name:  Douglas Pascal
bind the corporation                          ----------------------------
                                        Title:  Secretary
                                              ----------------------------

                                        3559807 CANADA INC.


                                        (with respect only to Section 7.2)


                                        Per:   /s/ Douglas Pascal         (c/s)
                                              ----------------------------
I have authority to                     Name:  Douglas Pascal
bind the corporation                          ----------------------------
                                        Title:  Secretary
                                              ----------------------------

                                        ENTRUST TECHNOLOGIES LIMITED


                                        Per:  /s/ David L. Thompson       (c/s)
                                               ---------------------------
                                        Name:  David L. Thompson
                                        Title:  SVP & CFO

                                        Per:  ____________________________(c/s)
                                        Name:  ___________________________

                                        Title:  __________________________

We have authority to bind the corporation.

                                  SCHEDULE "1"
                     LEGAL DESCRIPTION OF LANDS/ENCUMBRANCES

LEGAL DESCRIPTION

Part of Lots 8, Concession 3, Township of March, now in the City of Kanata, Regional Municipality of Ottawa-Carleton, designated as parts 4, 5, 6 and 7 on Plan 4R-15831

ENCUMBRANCES

INSTRUMENT       DOCUMENT
NUMBER
MH3261           Easement in favour of the Hydro-Electric Power Commission of Ontario

MH3289           Easement in favour of the Hydro-Electric Power Commission of Ontario

MH3515           Easement in favour of the Hydro-Electric Power Commission of Ontario

MH3622           Easement in favour of the Hydro-Electric Power Commission of Ontario

MH3993           Easement in favour of the Hydro-Electric Power Commission of Ontario

MH4019           Easement in favour of the Hydro-Electric Power Commission of Ontario

N483594          Easement in favour of The Kanata Hydro-Electric Commission

LT563174         Easement in favour of Kanata Hydro-Electric Commission

LT599592         Easement in favour of The Kanata Hydro-Electric Commission

LT 1097015       Charge in favour of Fussen Investment (Ontario) Inc.

LT1097017        Charge in favour of Sils-Hines Developments Inc.

                                  SCHEDULE "2"
                              DEVELOPMENT SCHEDULE

                                6 pages attached

                                  SCHEDULE "3"
            PRELIMINARY SITE PLAN, OUTLINE OF BUILDING, FLOOR PLANS

                                5 pages attached